April 30, 2003

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Re: Salomon Smith Barney Orion Futures Fund L.P.

  Commissioners:

We have read the statements made by Smith Barney Futures Management LLC (copy attached), which we understand will be filed with the Commission, pursuant to
Item 14 of Form 10, as part of the Fund's Form 10 dated April 30, 2003. We agree with the statements concerning our Firm in such Form 10.

  Very truly yours,

/s/PricewaterhouseCoopersLLP
   PricewaterhouseCoopers LLP